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                                                                    EXHIBIT 10.1

                                MASTER AGREEMENT

                                     BETWEEN

        Town Pages UK Limited of 11 Market Square, Alton, Hampshire, GU34

                              1HD (the "Customer")

                                       and

                       NCR Limited of 206 Marylebone Road

                             London NW1 6LY ("NCR")

                       ----------------------------------

                                    CONTENTS

1 - Definitions

2 - Orders, Addenda, and Contract Formation

3 - Delivery and Installation

4 - Prices, Invoice, Payment, Taxes, and Title

5 - Services

6 - Licence to Use Software and Deliverables

7 - Warranties

8 - Customer Obligations

9 - Product Evaluation

10 - Defence of Infringement Claims

11 - NCR's Liability

12 - Dispute Resolution

13 - Miscellaneous Terms

1 DEFINITIONS

Agreement     means this Master Agreement.

Addendum                      is defined in Section 2.1.

Contract                      is defined in Section 2.2.

Deliverables                  is defined in Section 5.3.

Equipment                     means hardware and associated peripherals and
                              features that the Customer acquires from NCR.

Interest Rate two percent above the London one year LIBOR rate for sterling, accruing daily


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              both before and after judgement

NCR Product Specifications    means NCR's official published specifications for
                              Products when the Customer acquires them (which
                              NCR will provide to the Customer upon request), and the documentation which NCR includes with Products delivered to the Customer.

NCR                           means NCR Ltd.

Products means Equipment, Software, Services, Deliverables, and Supplies.

Services means those services that the Customer acquires from NCR, including those described in Section 5.0.

Software means computer programs in any form that the Customer acquires from NCR, but does not include diagnostic software as set out in Section 6.3

Supplies means consumable items that the Customer acquires from NCR.

      2     ORDERS, ADDENDA, AND CONTRACT FORMATION

      2.1 Scope; Addenda -- This Agreement establishes general terms and conditions that apply to the Customer's acquisition (directly or through a leasing company) of Products for the Customer use. The Customer and NCR may agree to additional terms covering a specific transaction. These terms will be contained in an "Addendum" (which may be called an Addendum, "Statement of Work," or other name).

      2.2 Contracts -- This Agreement, standing alone, does not constitute an obligation to buy or provide Products except and until the Customer and NCR enter into an Addendum, purchase order, or other document that contains terms and conditions, such as Products being ordered, quantities, prices, delivery schedules, and discounts, which apply only to a specific transaction. This Agreement and each set of transaction-specific documentation will together constitute a "Contract" between the Customer and NCR that is a binding agreement separate from other Contracts. NCR may accept written or oral orders. NCR accepts an order when it signs the order or acknowledges it by performance or otherwise. If NCR accepts a written order, the Contract includes the written order, this Agreement and any applicable Addenda. Unless NCR specifically agrees in writing, any preprinted language on the Customer order forms will not be a part of the Contract. If NCR accepts an oral order, the Contract includes this Agreement and any applicable Addenda, and the quantities, prices and product identifications confirmed on NCR's invoice or acknowledgment. If there is a conflict within any Contract, the following order of precedence will apply: first, the order, second, any applicable Addenda, and finally, this Agreement.

      2.3 Other Software Licence Terms; Other Company's Products -- If NCR provides Software to the Customer with a "shrink-wrap" or other licence, those licence terms are included in the Contract rather than the licence terms in this Agreement. If NCR provides the Customer with Equipment, Software, Deliverables, or Supplies that bear the logo or copyright of another company with warranty and/or support terms from the other company, the other company's terms are, in relation to the other company's products, included in the Contract rather than those in this Agreement, and, unless specifically agreed in writing, NCR provides no warranty or support for these products. Upon the Customer's request, NCR will give the Customer a copy of the terms discussed in this Section 2. before the Customer orders these products.

      2.4 Invoiced Services -- In order to facilitate the continuation of Services at the end of a warranty period or maintenance Service term, NCR may offer to provide the Services by sending invoices covering them to the person the Customer designates. These invoices will clearly describe the Services and identify the covered Products. The Contract for the Services will include this Agreement and the terms on the face of the invoice. If the Customer does not want the Services but the Customer's employees mistakenly pay the invoice or accept the Services, then the Customer


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            may notify NCR within three months in which event NCR will cancel the Contract. If the Customer has made any payments, NCR will refund them, less charges for time and materials which NCR has already provided at the Customer's request. If the Customer has not made any payments, NCR will charge the Customer for time and materials which NCR has already provided at the Customer's request.

      2.5 Electronic Data Interchange ("EDI") -- NCR may provide EDI options, including electronic ordering, invoicing and payment. These options and NCR's acceptance of the Customers electronic document will be governed by an EDI Addendum to this Agreement. If, however, the Customer and NCR communicate electronically without executing an EDI Addendum, an identification code contained in an electronic document will be legally sufficient to verify the sender's identity and the document's authenticity as a signed writing.

      2.6 Changes -- Each Contract is the complete agreement between the Customer and NCR concerning transactions covered by it, and replaces any prior or contemporary oral or written communications. If the Customer requests that NCR cancel or modify a Contract (including changing delivery or installation dates or locations), the Customer and NCR will negotiate in good faith new schedules and/or sufficient compensation to NCR for accommodating the Customer. If no agreement is reached, the Contract will continue unmodified, and if the Customer refuses to perform further or reject NCR's tender of Products, NCR may pursue its available remedies. No change to this Agreement or a Contract will be effective unless it is in writing and signed by authorised representatives of both the Customer and NCR. Changes to Contracts should be made on NCR's change control form.

      3     DELIVERY AND INSTALLATION

      3.1 Delivery -- NCR will use all reasonable efforts to perform its obligations by dates included in a Contract. These dates are estimates only. NCR will inform the Customer of delays as far in advance as reasonably possible. If NCR's performance is delayed (other than by a force majeure) for an unreasonable time, the Customer may cancel delivery without penalty.

      3.2 Location and Risk of Loss -- NCR will deliver Products to the location that the Customer specifies. If the Customer selects the shipping agent, the agent's receipt of the Products constitutes delivery. Risk of loss passes to the Customer upon delivery. The Customer agrees to inspect Products when the Customer receives them and to notify NCR promptly if there is any visible damage.

      3.3 Installation -- NCR will notify the Customer prior to the scheduled delivery date if Products require a special physical environment. The Customer agrees to provide that environment prior to installation. Upon request, NCR will provide installation Services which may be separately chargeable.

4 PRICES, INVOICE, PAYMENT, TAXES, AND TITLE

      4.1 Prices -- Prices will be included in Contracts. If NCR announces a price increase for a Product which the Customer has ordered and the Contract specifies delivery more than 120 days after the price increase becomes effective, NCR may increase the Customer price for the Product. Price increases for Services or Software licensed for a periodic fee will only apply to subsequent billing periods.

      4.2   Invoice and Payment -- NCR will invoice the Customer:

            4.2.1 for Equipment and Software -after delivery to the Customer or its contractors, unless NCR stores Equipment or Software for the Customer, in which case NCR will invoice the Customer when storage begins;

            4.2.2 for recurring Services -- in advance; and

            4.2.3 for non-recurring Services, including the provision of
                  Deliverables, after NCR provides them to the Customer.

            Payment is due when the Customer receives the invoice. NCR reserves thc right to charge interest at the Interest Rate on late payments if it does not receive payment within 30 days from the date of the invoice. If the Customer does not pay after NCR notifies the Customer of


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            the Customer's default, NCR also may suspend or terminate applicable
            Services and repossess or reclaim the applicable Products without waiving NCR's right to payment.

      4.3 Taxes and Other Charges -- Unless otherwise stated Product prices exclude delivery and installation charges; charges associated with preparing the Customer's site; and all taxes (such as sales, use, and ad valorem taxes, and assessments after audit) other than NCR's net income or franchise taxes. If the Customer qualifies for tax exemptions, the Customer must provide NCR with appropriate exemption documentation.

      4.4 Title -- Title to Equipment passes to the Customer on delivery, except that if NCR stores purchased Equipment for the Customer, title passes to the Customer where and when storage occurs. Where NCR stores purchased Equipment, NCR will charge the Customer reasonable amounts for such storage.

5 SERVICES

      5.1   Equipment Warranty and Maintenance Services

            5.1.1 During the term of an Equipment warranty or Contract for Equipment maintenance Services, NCR will maintain the covered Equipment in accordance with this Section so that it complies with the warranties in Section 7.1.2. Unless otherwise stated, the initial term of a Contract for Equipment maintenance Services is one year and will automatically renew for additional one year terms unless the Customer or NCR terminate it, no later than 30 days prior to the commencement of the new term.

            5.1.2 NCR's Equipment warranty and prepaid or contract maintenance Services include parts and, if labour is included in the Service, labour during covered hours. Replaced parts become or remain NCR's property. NCR will charge separately for:

                   5.1.2.1  Supplies;

                   5.1.2.2 service calls outside of the applicable scope of contracted Service or coverage hours;

                   5.1.2.3 service calls for Equipment that was in good operating condition at the time of the call;

                   5.1.2.4 use of specified types of Equipment above their rated usage levels (which NCR will provide to the Customer at the Customer's request); and

                   5.1.2.5 per-call Services covering Products outside of warranty or not on contract maintenance.

            5.1.3 NCR will also charge separately to repair Equipment which has failed due to:

                   5.1.3.1 an alteration to Equipment or Software or attachment not provided by NCR, approved by NCR in writing or compatible with NCR's standard interfaces;

                   5.1.3.2 the Customer's use of Supplies or products acquired from third parties that are defective or that do not meet NCR standards or specifications;

                   5.1.3.3 he Customer or any third party's negligence, misuse, or abuse; or:

                   5.1.3.4  fire, smoke, water, or acts of God.

            5.1.4 The Customer must maintain the Equipment site consistent with NCR specifications at the Customer's expense, and the Customer must provide safe working conditions and appropriate utility services for maintenance personnel. When Equipment is under warranty or a Contract for maintenance Services, or is loaned to the Customer under Section 9.0, the Customer may not allow anyone other than NCR or an authorised NCR warranty service provider to maintain it. Before accepting an order for maintenance Services for Equipment that is not then under maintenance Services or which anyone other than NCR has installed or serviced. NCR may inspect and refurbish it at the Customer's expense. Orders for maintenance Services must include all of the same type of Equipment at a location.

            5.1.5 If NCR provides Services for products the Customer acquires from third parties, NCR will maintain those products in good operating condition during the term of the contract for those Services. NCR will not assume the manufacturer's warranty obligations or make modifications specified by the manufacturer unless otherwise agreed in writing.


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      5.2   Software Support

            5.2.1 During the term of a Software warranty or Contract for Software Support, NCR will perform the following in accordance with this Agreement:

                   5.2.1.1 provide telephone access to NCR support resources to assist in resolving Software problems; and

                   5.2.1.2 distribute, at the Customer's request, Software updates. NCR will announce the availability of updates via internet postings or otherwise.

                   Unless otherwise stated, the initial term of a Contract for Software Support is one year and will automatically renew for additional one year terms unless the Customer or NCR terminate it no later than 30 days prior to the commencement of the new term.

            5.2.2 NCR will provide Software Support for the most recent release and the prior release of covered Software. Software Support for the prior release may not include updates or code level fixes if these are not available to NCR. When the Customer orders Software Support, the Customer must order the same level of service (to the extent available) for all interdependent Software operating on the same Equipment. If the Customer has licensed multiple copies of the same Software, the Customer must order Software Support for each copy used at the same location.

            5.2.3 To permit NCR to provide Software Support, upon request the Customer agrees to assist in isolating Software problems. The Customer also agrees to provide modems and telephone lines for NCR to access the Customers system remotely, to install and test all fixes and updates, and to perform other actions reasonably requested by NCR.

      5.3 Professional Services -- When NCR performs Services for the Customer, NCR may provide the Customer with "Deliverables." Deliverables may include:

            5.3.1 custom or third party Software in executable or source code form; and

            5.3.2 written, visual, or audio materials such as architectural designs, data models, and training materials in either written or electronic form; which relate to the Customer's information processing systems.

                   Software Deliverables may be subject to additional terms and conditions contained in an Addendum.

      5.4   Year 2000 maintenance and support


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            5.4.1  If, during the term of a Software warranty, Equipment warranty, Contract for Software Support or Equipment maintenance services, as appropriate, NCR receives a substantial number of calls attributable to century date issues, the Customer recognises that this may have an effect on NCR's ability to achieve any service levels that would otherwise apply. If NCR (notwithstanding that NCR has solely for this reason used all reasonable endeavours) fails to meet those service levels, NCR shall not be liable for such failure.

6 LICENCE TO USE SOFTWARE AND DELIVERABLES

      6.1 Scope -- Subject to the Customer's payment of all one-time or periodic licence fees, NCR grants the Customer a non-transferable, non-exclusive licence to use Software and Deliverables under the terms of this Agreement. Unless the Contract specifies that the licence to Software is periodic, the Customer's licence is perpetual. If the Contract does not specify usage terms such as the number of users or site licence rights, the Customer may use the Software at any time on a single processing unit of the class and model for which the Customer originally licensed it. The Customer may use the Software in object code only, unless the Customer and NCR agree to additional terms regarding the use of source code. The Customer may use the Software only for the Customer's internal use, (which may include use by the Customers end users where such use is normal for the Equipment to which the Software relates). The licence term for Software and Deliverables begins on delivery. The Customer's licence to use Software or Deliverables terminates automatically if the Customer violates the licence terms. When a licence terminates, the Customer will immediately stop using the Software or Deliverables and either return or destroy all copies.

      6.2 General -- The Customer may not copy Software or Deliverables; transfer, disclose, sublicense or distribute them to any party; or use them other than as allowed by this Agreement or a Contract, except that, subject to Section 2.3:

            6.2.1 The Customer may transfer Software and Deliverables to the Customer's affiliates who agree to be bound by this
                   Agreement:

            6.2.2 The Customer may give access to the Software and Deliverables to the Customer's consultants who agree to be bound by the licence terms of this Section 6.0 and the Contract, for the sole purpose of performing consulting services for the Customer, and:

            6.2.3 if the Customer transfers Equipment to a third party, the Customer may transfer Software running on that Equipment to the third party for that party's internal use only (and not for resale or redistribution) if the Customer notifies NCR and gives the other party a copy of the licence terms of the Contract, including this Section 6.0 and all usage limitations. The licence transfer will be effective when the third party accepts the terms by initial use of the Software and pays any applicable relicence fees.

            The Customer will retain copyright notices and proprietary legends on all copies of Software and Deliverables the Customer possess or transfers. Software and Deliverables remain the property of NCR or its licensors. The Customer will not take any steps, such as reverse assembly or reverse compilation, to derive a source code equivalent of Software, except to the extent permitted by law.

      6.3 Diagnostic Software -- NCR may provide Products to the Customer that include software, data, documentation, and other material that NCR uses to diagnose the operation of the Products ("Diagnostic Tools"). Diagnostic software may be firmware or it may be loaded in memory from disks or other media. The Diagnostic Tools are not licensed for use by any person other than NCR. Diagnostic Tools are the confidential intellectual property of NCR and are provided solely to assist NCR in supporting its Products. They may not be copied, disclosed to any third party (except under the same terms as under Section 6.2.3), or used by any person for any purpose whatsoever without NCR's express written consent NCR may delete or remove Diagnostic Tools at any time without notice. NCR provides no warranties for diagnostic tools and is not liable for their use by any person other than NCR.


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7 WARRANTIES

      7.1   Equipment, Supplies, Software, and Services -- NCR warrants that:

            7.1.1  Title in Equipment and Supplies will be free and clear.

            7.1.2 Equipment, Supplies, and Software media will be free from defects in material and workmanship and will conform to NCR Product Specifications. Software operation will materially conform to NCR Product Specifications (except for Software Deliverables, which are covered in 7.1.3 below).

            7.1.3 Deliverables, including Software Deliverables, will materially conform to the specifications included in the applicable Addendum.

            7.1.4 Equipment and Software listed in the "NCR Year 2000 Qualification List" ("Qualified Products") at the time of acquisition from NCR will comply with the "NCR Year 2000 Qualification Requirements Definition" in effect at the time of acquisition. Both the Qualification List and the Qualification Requirements Definition will be made available to the Customer at the Customer's request. This warranty applies only to the performance of the Qualified Products themselves, and does not extend to the use of Qualified Products in combination with other products, whether acquired from NCR or not. Notwithstanding Section 7.2, this warranty is not limited in duration.

            7.1.5 NCR will provide Services in a professional manner consistent with Section 5.0 and any Contract in effect at the time the Services are rendered.

      Equipment may include used components, which will not affect the applicable warranties.

      7.2 Warranty Period -- The warranty period for Equipment, Supplies, Software and Deliverables will be agreed per Contract. The warranty period begins on delivery of the Product. The warranty for a copy of a piece of Software covers only that specific copy; software fixes supplied under warranty Services may nor be incorporated into other copies of the same Software which are not then under warranty or a Contract for Software Support. If the Contract does not state the warranty period there is no warranty (other than 7.1.1 and 7.1.4 above).

      7.3 Nonconformance with Warranties -- If Equipment, Software (except Software Deliverables, which are covered by the next sentence), or Supplies do not conform to their warranties during the applicable warranty period, NCR will promptly and without charge;

            7.3.1 under Section 5.1 repair Equipment or replace it with a unit of Equipment that is at least functionally equivalent;

            7.3.2  under Section 5.2 correct Software; or

            7.3.3  replace Supplies.

            If NCR does not perform Services as warranted (including by providing Deliverables that do not conform to their warranties) and the Customer provides prompt notice, NCR will use all reasonable efforts to reperform them.

      7.4   Refunds

            7.4.1 If NCR is unable to repair, correct, or replace Equipment, Software (except Software Deliverables, which are covered by Section 7.4.2), or supplies under Section 7.3 within a reasonable time, the Customer may return the defective Product and obtain a refund, or the Customer may accept the Product "as is."

            7.4.2  If NCR is unable to reperform Services as warranted under
                   Section 7.3 within a reasonable time (including by correcting any non-conforming Deliverables), the Customer may terminate the Contract and obtain a refund of the Customer payments to NCR for those Services and/or associated Deliverables. The Customer refund for a fixed term Services Contract will not exceed the Customer's most recent payment for such Services.

            7.4.3 Any refund under this Section 7.0 will be reduced on the same basis as the Customer depreciates the Product(s) in the Customer's financial statements, calculated from the delivery date. If the Customer does not depreciate the Product(s), the refund will be reduced on a 5-year straight-line basis.

      7.5 Warranty Services -- NCR will provide warranty Services as set out in this Agreement and the relevant Contract. The Customer may separately purchase expanded warranty Services from NCR, when available.


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      7.6   Except for warranties specifically contained in this Agreement or a contract, NCR disclaims all warranties, express and implied, including but not limited to the implied warranties of merchantability, fitness for a particular purpose, and those arising from a course of dealing. NCR does not warrant that Products will operate uninterrupted or error free, or that all deficiencies, errors, defects or nonconformities will be corrected. NCR has no warranty obligation for Products that the Customer acquires from third parties, even if NCR assisted in evaluating or selecting them. The failure of Products the Customer acquires from third parties or their suppliers will not affect the Customer's obligations to NCR. If NCR designates that Products are provided "as is," there is no warranty.

      7.7 Exclusive Remedies - The Customer's rights and remedies set forth in this Agreement or a Contract are exclusive and in lieu of all other rights and remedies related to any Contract or Product (except to the extent that applicable law prohibits agreements to disclaim warranties or limit liabilities).

8 CUSTOMER OBLIGATIONS

      8.1 The successful performance of the Products depends on the Customer's knowledgeable selection and operation of the Products and the Customer's reasonable cooperation with NCR. The Customer's obligations include, unless otherwise agreed:

            8.1.1 determining whether the Products, if they perform as warranted, will meet the Customer specific requirements;

            8.1.2 giving NCR sufficient, free, and safe access to the Customer's facilities, free of any hazardous materials (e.g., asbestos) or conditions;

            8.1.3 providing back-up equipment and services to safeguard the Customer's programs, data and funds;

            8.1.4  implementing and operating the Products;

            8.1.5  testing and operating Software and all Software updates; and

            8.1.6  documenting Software problems;

            8.1.7 giving NCR reasonable access to the Customer's employees, including clearly identified key contacts;

            8.1.8 obtaining the commitment of the Customer's management to the success of the Products and communicating that commitment to all of Customer's employees;

            8.1.9 appropriately educating the Customer's employees on the use of the Products;

            8.1.10 giving NCR information that it requests that is reasonably relevant to the Customer's implementation or operation of the Products;

            8.1.11 obtaining any necessary governmental permits or consents.

9 PRODUCT EVALUATION

      9.1 NCR may loan Products to the Customer for the Customer's evaluation. The Customer and NCR will agree in advance on;

            9.1.1  the length of the evaluation period;

            9.1.2  prices if the Customer elects to acquire the Products;

            9.1.3  the post-evaluation warranty periods, if any; and;

            9.1.4  the post-evaluation warranty periods, if any; and;

            9.1.5  who will bear related costs of freight,
                   installation/deinstallation and maintenance.

            The evaluation period will begin when NCR delivers the Products to the Customer. At the end of the evaluation period, the Customer will make the Products available for return to NCR, or NCR will invoice the Customer for the Products at the agreed prices. The Customer agrees not to move the Products to another location during the evaluation without NCR's consent. During the Customer's evaluation, products are furnished to the Customer "as is." If the Customer is dissatisfied with them for any reason, the Customer's exclusive remedy will be NCR's removal of the products from the Customer site.


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10 DEFENCE OF INFRINGEMENT CLAIMS

      10.1 NCR will defend at its expense any claim or suit brought against the Customer alleging that any Product infringes a patent, copyright or trade secret and will pay all costs and damages finally awarded, if the Customer promptly notifies NCR of the claim and gives NCR;

            10.1.1 the information and cooperation that NCR reasonably asks for, and;

            10.1.2 sole authority to defend or settle the claim.

      10.2 In handling the claim, NCR may obtain for the Customer the right to continue using the Product or replace or modify the Product so that ii becomes non-infringing. If NCR is unable to reasonably secure those remedies, as a last resort NCR will refund the purchase price for infringing Equipment and refund one-time licence fees for infringing Software. The refund will be reduced on the same basis as the Customer depreciate the infringing Product in the Customer financial statements. If the Customer does not depreciate it, the refund will be reduced on a 5-year straight-line basis. NCR is not obligated to indemnify the Customer under this Section 10.0 if the alleged infringement is based on the use of the Product with other products not furnished directly by NCR, or on NCR's compliance with any designs, specifications or instructions provided by the Customer, or on the modification of the product by anyone other than NCR. This section states NCR's entire liability for infringement of patents, copyrights, trade secrets, and other intellectual property rights.

11 NCR'S LIABILITY

      11.1 Circumstances may arise where, because of NCR's default or other liability, the Customer is entitled to recover damages from NCR. In each such instance, regardless of the basis on which the Customer becomes entitled to claim damages, the Customer's sole remedy, and NCR's entire liability (except to the extent that applicable law prohibits agreements to limit liabilities), is as follows:

      11.2  For failure;

            11.2.1 of Equipment, Supplies, and Software (other than Software
                   Deliverables, which are covered by the next clause) to conform to their warranties during a warranty period,

            11.2.2 to perform Services (including by providing Deliverables that do not conform to their warranties) as warranted, and

            11.2.3 any warranty as sot out in Section 7.4. as stated in Section
                   7.0.

      11.3 For delays in delivery, as stated in Section 3.1 or as otherwise provided in a Contract.

      11.4 For the Customer dissatisfaction with Products that NCR loans to the Customer, as stated in Section 9.0.

      11.5 For infringement of patents, copyrights, trade secrets, and other intellectual property rights, as stated in Section 10.0.

      11.6 For bodily injury, including death, caused by NCR's negligence, NCR's liability will be unlimited, to the extent NCR's negligence caused the injury. For physical damage to tangible property, NCR will be liable for direct damages up to (pound)2,000,0O0 per occurrence, to the extent NCR's negligence caused the damage.

      11.7 For all claims not expressly addressed in sections 11.1 through 11.5 (or if the remedies in those sections are held to have failed of their essential purpose or are otherwise held to be invalid or unenforceable), including but not limited to claims of misrepresentation (but not including fraudulent misrepresentation) arising out of or related in any manner to the performance of any obligations under a contract, NCR's cumulative liability (including refunds and the value of replacement products given to the Customer) will be limited to the Customer's direct damages not to exceed the amount the Customer paid NCR for the applicable Product(s) over any 12 month period proceeding the claim..

      11.8 Under no circumstances are NCR, or its officers, directors, employees, affiliates, subcontractors, or suppliers liable, whether in an action in contract, tort, negligence, product liability, statute or otherwise (and even if advised of the possibility of loss or damages) for loss of profits or revenue (whether direct or indirect), nor liable for any indirect, incidental, consequential or punitive damages.

      11.9 The Customer agrees that the Customer is in a better position than NCR to foresee and evaluate any potential damage or loss that the Customer may suffer in connection with any Contract,; and that the damages payable under this Agreement have been calculated on the basis that NCR shall exclude or limit liability as set out in this Agreement. The Customer warrant to NCR that the Customer will insure against, or bear itself, any loss for which NCR has excluded liability.

      11.10 Sections 11.6 and 11.7 will survive failure of an exclusive or limited remedy.

12 DISPUTE RESOLUTION

      12.1 Negotiation, Escalation and Mediation -- If any controversy or claim arises relating to this Agreement or any Contract, the Customer and NCR will attempt in good faith to negotiate a solution to their differences, including progressively escalating any controversy or claim through senior levels of management. If negotiation does not result in a resolution within 15 business days of when one party first notifies the other of the controversy or claim, the Customer and NCR will attempt to settle it by mediation in accordance with the Centre for Dispute Resolution (London) Model Mediation Procedure.

      12.2 Two Year Limitation -- Neither the Customer nor NCR may bring a claim or action regardless of form, arising out of or related to this Agreement, including any claim of fraud or misrepresentation, more than two years after the delivery of any Products at issue, or more than two years after cause of action accrues, whichever is later.

      12.2 Confidentiality - in order to facilitate the resolution of controversies or claims between the Customer and NCR, the Customer and NCR will keep them confidential, including details regarding negotiations, mediation, arbitration, and settlement terms.

      12.4 Substitute Products - The Customer's acceptance of refunds or substitute Products under this Agreement waives all claims relating to the nonperforming Products involved.

13 MISCELLANEOUS TERMS

      13.1 Effective Date; Non-Waiver; Assignment -- The cover page of this Agreement specifies the effective date. If the date is left blank, the date NCR signs this Agreement or first provides Products to the Customer is the effective date. Failure to enforce any term of this Agreement or a Contract is not a waiver of future enforcement of that or any other term. Neither the Customer nor NCR may assign this Agreement, a Contract, or its rights or obligations under them without the express written consent of the other, except NCR may assign this Agreement or a Contract to an affiliate and may use subcontractors or resellers to fulfil its obligations.

            13.2 Severability -- If any provision of this Agreement or a Contract is held to be illegal, invalid, or unenforceable, the provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remaining provisions of this Agreement or the Contract will remain in full force and effect.

            13.3 Termination -- This Agreement will remain in effect until the Customer or NCR terminate it on 30 days advance written notice. Termination of this Agreement will not terminate any existing Contract. Either party may terminate an existing Contract with immediate effect if the other party is in material breach and, if the breach was capable of remedy, has failed to remedy the breach within 30 days of receipt of written notice giving details of the breach and requiring the other party to remedy the breach.

            13.4 Insolvency and Bankruptcy -- On the occurrence of any of the following, all Contracts will automatically terminate unless the non-affected party elects to have any such contract continue:

                   13.4.3 the admission by either party in writing of its inability to pay its debts generally or the making of a general assignment for the benefit of creditors;

                   13.4.2 any affirmative act of insolvency by either party or the filing by or against any party of any petition or action under any bankruptcy, reorganisation, insolvency arrangement, liquidation, dissolution or moratorium law, or any other law or laws for the relief of, or relating to, debtors, unless the petition or action is withdrawn within 30 days; or

                   13.4.3 the subjection of a material part of either party's property to any levy, seizure, assignment or sale for or by any creditor, third party or governmental agency.

                   13.4.4 the appointment of a receiver, administrative receiver or liquidator over an asset of a party;

            13.5 Confidentiality; Customer References -- Except as required by law, the Customer and NCR will keep the terms and conditions of this Agreement and of Contracts, including pricing, confidential; provided, however, that NCR may without the Customer's consent disclose to third parties that the Customer is a customer of NCR and Customer may disclose to third parties that NCR is a supplier of Customer, without revealing any specific terms of this Agreement or any Contract.

            13.6 Notices -- All notices (including requests, consents or waivers) made under this Agreement or any Contract will be in writing and delivered by facsimile, electronic mail, or other electronic means (in which case the recipient will provide acknowledgment within one business day separately from any machine-generated automatic reply); or by prepaid means providing proof of delivery. Notices are effective upon receipt. NCR will send notices to the Customer at the address on the face of this Agreement, and the Customer will send notices to NCR at its local district office or other designated address, with an additional copy to Head of Legal, NCR Ltd, 206 Marylebone Rd, London NW1 6LY. Either party may change its address upon notice as required by this Section.

            13.7 Force Majeure - Except for the Customer's obligation to make payments, neither party is liable for failing to fulfil its obligations due to causes beyond its reasonable control including, without limitation, acts of God, civil or military authority, warriots, strikes, or fire. If NCR's performance of a Contract is adversely affected by any such causes then the Customer may terminate that Contract on 35 days notice unless the failure to perform is remedied within the notice period.

            13.8 Choice of Law - This Agreement is governed by the law of England and Wales and subject to the exclusive jurisdiction of the English courts.

            13.9 Governmental authorisations - The Customer nay not export certain Products without appropriate approvals from time United States and foreign governments.

            13.10 Entire Agreement - This Agreement contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes and cancels all prior agreements, statements, representations, warranties or understandings, written or oral, with respect thereto. Each of the parties acknowledges and agrees that in entering into this Agreement it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding made prior to this Agreement except to the extent that such statement, representation, warranty or understanding is incorporated in this Agreement. Each of the parties hereby acknowledges that it has not been induced to enter into this Agreement by reason of any representation made by or on behalf of the other party or any party connected with the other party. Nothing in this sub-clause shall operate to limit or exclude any liability for fraud.

 CUSTOMER                                      NCR LIMITED


    /s/ F.N. Lyndon - Skegges                         /s/ A. Moss
------------------------------               -----------------------------------
 Signature                                     Signature

    F.N. LYNDON - SKEGGS                              A. Moss
------------------------------               -----------------------------------
 Printed Name                                  Printed Name

    Director                                          DIRECTOR
------------------------------               -----------------------------------
 Title                                         Title

    22nd Aug '99                                      26/8/99
------------------------------               -----------------------------------
 Date                                           Date

                                                              ------------------
                                                                   NCR Law/
                                                                Contract Mgmt.
                                                              ------------------
                                                              /s/ [ILLEGIBLE]
                                                              ------------------
                                                               Approved As To
                                                                 Legal Form
                                                              ------------------

                                                                          [LOGO]
                                                                            NCR

KIOSK SERVICES ADDENDUM

1.0 THIS ADDENDUM

1.1 Our Contract with respect to Kiosk Services the Customer acquire from NCR consists of the -Master Agreement dated 26th August 1999 ("Master Agreement"), this Kiosk Services Addendum, any Appendices attached to this Addendum, and a Statement of Work. Unless otherwise agreed in writing, all Kiosk Services will be governed by this Addendum.

1.2 If a conflict exists between the terms and conditions of any of the documents referenced above, the order of precedence will be (a) any Statement of Work, (b) Appendices to this Addendum; (c) this Kiosk Services Addendum; and (d) the Master Agreement. Any pre-printed language on the Customer's or NCR's Order Forms shall not apply.

2.0 TERM

2.1 The initial term of this Addendum ("Initial Term") will begin on the Effective Date and will continue for a period of three years. Thereafter, this Addendum will automatically renew for one year periods, until terminated by either party by written notice to the other no less than 90 days prior to the end of the Initial Term or renewal period, unless terminated according to
Section 10.0.

3.0 DEFINITIONS

3.1 As used in this Addendum, the following terms will have the following meanings. Capitalised terms not defined in this Addendum will have the meanings assigned in the Master Agreement.

      (b) "Customer Preventable Call" is a Service call which could have been avoided if the Customer had properly undertaken the Customer's obligations hereunder. Customer Preventable Calls include, but are not limited to, calls for First Line Maintenance to replenish supplies because the Customer neglected to do so during normal business hours.

      (c) "Good Operating Condition" means for:

            (i)   Kiosk hardware, conformance to the NCR Product Specification.

            (ii) Kiosk software, material conformance to the NCR Product Specification.

      Defects in material and workmanship in Kiosk hardware which are present on delivery to the Customer (or on delivery or handover to the Customer representative) shall be deemed to be failures to materially conform to the NCR Product Specification.

      (d) "Principal Period of Maintenance" ("PPM") is the time period (in hours per day and days per week) during which NCR will provide Services.


                                                  ------------------------------
                                                                            3/94
                                                  ------------------------------

      (e) "Response Time" is the interval between the Customer's call to NCR and arrival of the NCR customer engineer at the Kiosk. Response Time intervals are measured during the PPM only. For example, if the PPM is 8:00 a.m. through 5:00 p.m. and NCR receives a request of service at 4:00 p.m. and responds at 9:00 a.m. the following day, the Response Time is 2 hours.

3.2 Reference to the conduct of a party includes the conduct of employees, subcontractors or agents of that party. NCR may provide Services either directly or through subcontractors.

4.0 SCOPE

4.1 NCR will provide and the Customer will purchase First and Second Line Maintenance Services described herein. (Additional Services may be described in Appendices to this Addendum.) The Services selected for various Kiosksare specified in Appendix A, which may be updated from time to time by the agreement of the parties to add additional Kiosks and/or Kiosk equipment, services, or locations.

4.2 Second Line Maintenance consists of Remedial Maintenance, Replacement Parts, Preventive Maintenance, and Engineering Changes, as described below, necessary to keep the Kiosk in Good Operating Condition. Generally, NCR will attempt problem diagnosis and resolution on a remote basis first.

      4.2.1 Remedial Maintenance - Remedial Maintenance consists of those functions required to repair a malfunctioning Kiosk and return it to Good Operating Condition. NCR's response to a service request will be consistent with the nature of the problem, and may include remote support in the form of on-line diagnosis and telephone assistance, and if necessary, on-site presence.

      4.2.2 Replacement Parts -- NCR will install parts on an exchange basis. Installed parts may be new or reconditioned used parts. Replacement parts become the Customer's property (if the Customer own the equipment). Replaced parts become the property of NCR. As used in this Addendum, the term "parts" does not include consumable items such as batteries, paper, printheads, and storage media, such parts will be a chargeable item.

      4.2.3 Preventive Maintenance - Preventive Maintenance consists of any functions performed on a proactive basis designed to keep the Kiosk in Good Operating Condition. Any applicable Preventive Maintenance will be performed as determined by NCR. Preventive Maintenance may include system monitoring as applicable, further specified in the Statement of Work section 4.4.

      4.2.4 Engineering Changes -- Engineering Changes include any safety changes to NCR Kiosks required of NCR by a governmental or regulatory entity. Safety changes will be made at no additional charge. Other engineering changes, e.g., changes intended to enhance or simplify the performance, reliability or serviceability of NCR equipment, that are generally adopted by NCR and provided to NCR's maintenance customers at no charge, if any, will also be made by NCR at no additional charge and will be installed at NCR's convenience.

      4.2.5 Intentionally deleted.

      4.2.6 Unless otherwise agreed in writing, new NCR Kiosks will receive the level of support specified by their warranty. If the Customer upgrades the warranty to receive a higher level of support, the warranty upgrade charge will commence on installation. At the expiration of the NCR warranty period, the NCR Kiosks will automatically be placed under this Addendum for the remainder of the term at the maintenance rates specified in the applicable Statement of Work, or if not specified, at NCR's standard maintenance rates then in effect. NCR does not assume the manufacturer's warranty obligations on non-NCR equipment.

      4.2.7 Before accepting Kiosks for maintenance, NCR may inspect, and if necessary repair, Kiosks which have not been subject to NCR warranty or maintenance for a period in excess of 90 days. Inspection and any necessary repairs will be at the Customer's expense at NCR's then-current time and materials service rates and policies.

      4.2.8 With respect to any Alteration or Attachment to Kiosks, NCR will determine in its discretion if it will provide maintenance for the Kiosk. NCR will not maintain Kiosks if an Alteration or Attachment creates a safety hazard or renders maintenance or repair impractical. For purposes of this Addendum, an "Alteration" is a change made to the physical, mechanical, or electrical arrangement of hardware, whether or not additional devices or parts are required, and an "Attachment" is a mechanical, electrical, or electronic interconnection to NCR hardware of non-NCR hardware marketed by others. If an Alteration, Attachment, use of supplies not meeting the Kiosk manufacturer's specificatons, use of unsupported software, use of software not furnished by NCR, or modifications to NCR-supported software not performed by NCR result in an increase in NCR's maintenance of Kiosks, such increased maintenance will be billed at an appropriate increased rate. Use of certain equipment above designated levels which NCR communicates to the Customer may require additional charges.

      4.2.9 Second Line Maintenance does not include clearing of paper, card, envelope and jams, the replenishment of media and supplies (paper, ribbons, ink cartridges, and printheads), or Administrative Maintenance including retrieval of mutilated paper from the divert cassette, retrieval of captured cards, or the general cleaning of Kiosk and the immediate surrounding area.

4.3 Services will be performed only during the PPM. If a service request received by NCR within the PPM cannot be completed by the end of that day's PPM, it will be continued during the next occurring hours of the PPM. Except as otherwise agreed in writing, the PPM does not include New Year's Day, Christmas Day, Boxing Day, and any public or bank holidays (collectively, "Holidays").

4.4 The following services are not covered by this Addendum and are billable to the Customer on a "Per Call" basis:

      (a) Any service which, at the Customer's request, is provided outside the PPM, or which is beyond the scope of the service as described in this Addendum.

      (b) Intentionally deleted

      (c) Services relating to installation, deinstallation, and movement of Kiosks, to electrical work external to an Kiosk.

      (d) At NCR's discretion, services requested for equipment which is in Good Operating Condition.

      (e) Service resulting from the following causes: the Customer's or any third party's negligence, misuse, or abuse, including the failure to operate the Kiosk in accordance with NCR's power, environmental, and other specifications; movement of the Kiosk by anyone other than NCR; failure of equipment not maintained by NCR, improper use of or failure to use supplies; use of supplies not meeting the manufacturer's specifications; acts of third parties; fire originating outside of NCR-furnished equipment; water; acts of God; damage ordinarily covered by insurance.

      (f) Customer Preventable Calls.

Per Call services are billed upon performance at NCR's then-current time and materials rates, and are subject to personnel and material availability. The applicable Hourly service rates are subject to a surcharge if the service is performed outside the PPM.

4.5 In the event service is required on Kiosks under circumstances which could jeopardise the safety of NCR employees, NCR reserves the right, but is not obligated to, reschedule service to other times, require a security escort at the Customer's expense, or refuse service. Alternatively, NCR may recommend changes the Customer can make to the Kiosk site, such as additional lighting, designed to improve safety and enable NCR to service the Kiosk without limitation. NCR agrees to use its best efforts to notify the Customer immediately if any of the above circumstances apply.

6.0 THE CUSTOMER'S RESPONSIBILITIES

6.1 The Customer will not permit anyone other than NCR to perform Second Line Maintenance on any Kiosk covered by this Addendum.

6.2 The Customer is responsible for initially determining that the Kiosk requires service and will follow the service request procedures provided by NCR.

6.3 The Customer is responsible for preparing prior to the delivery of the Kiosk, and maintaining thereafter, the site of the Kiosk in accordance with the Kiosk manufacturer's specifications and NCR's site safety specifications (which will be provided upon request) and for providing safe and adequate working conditions for NCR's service personnel, including appropriate utility service and, if required, local telephone extensions. Subject only to reasonable and necessary security regulations, the Customer agrees to permit NCR access to all Kiosk's to be maintained by NCR.

6.4 The Customer is responsible for:

      (a) Installation. testing, and operation of all software Updates.

      (b) Providing all necessary consumables for service of the Kiosk (paper, ribbons, etc.)

6.5 The Customer represent that the Customer have the authority of the owner of any Kiosk not owned by the Customer to have it serviced by NCR.

6.6 The Customer are responsible for all products and services provided by parties other than NCR and NCR's subcontractors, whether or not NCR recommended them or assisted in their evaluation, selection, or supervision. The failure of those products, services or their suppliers to meet the Customer's requirements will not affect the Customer's obligations to NCR under this Addendum.

7.0 RATES

7.1 NCR may increase the prices set out in any SOW or Order to reflect increases in its costs once every twelve months subject to 30 days written notice. The price increase shall not exceed the annual rate set out for UK Wages/Earnings, in the edition of The Economist magazine published for the month of the anniversary date of this Agreement. Where no edition of The Economist magazine is published for that month, or where the edition does not contain the UK Wages/Earnings rate, the previous edition of The Economist shall be used, and so on until a copy of The Economist containing the UK Wages/Earnings rate is located.

7.2 Rates do not include any Federal, state, county, or local sales, use, or other taxes however designated, whether levied on seller or buyer and whether based on price, charge, product, service, use, or this Addendum. Any such taxes and interest (if not due to NCR's delay) required to be paid by NCR will be added to the invoices. Any taxes to be paid by the Customer but in fact paid by NCR will be reimbursed to NCR upon request. In the event any taxes to be paid by the Customer but levied on NCR are not paid until audit, NCR may then invoice the Customer.

8.0 INVOICING AND PAYMENT

The Customer will pay NCR for services quarterly in advance, beginning on the Effective Date of this Addendum, or for Kiosks not installed on the Effective Date, on the date the Kiosk is installed and certified ready for use. NCR will provide appropriate invoices 30 days prior to each payment due date. NCR will invoice the Customer for Per Call services as those services are rendered. Invoices for Per Call services are due and payable upon receipt. The Customer's failure to pay any invoice when due will entitle NCR to late payment fees or interest, or both, and to applicable collection costs (if any).

9.0 WARRANTY AND LIMITATION OF LIABILITY

9.1 NCR warrants that it will perform its obligations under this Addendum, and for the stated term of this Addendum, in a professional and workmanlike manner. NCR, at its expense, will promptly re-execute any Services that fail to conform to the requirements of this Addendum. If NCR is unable reasonably to do so, the fees the Customer paid for that portion of the Service will be refunded.

9.2 In the event NCR is required to perform maintenance services on a Kiosk as a result of damage or inoperability caused by the Customer's negligence, failure to comply with the terms of this Addendum, or failure to comply with agreed operational procedures, NCR reserves the right to bill the Customer for such services at its then-current time and materials rate.

6.5 The Customer represent that the Customer have the authority of the owner of any Kiosk not owned by the Customer to have it serviced by NCR.

6.6 The Customer are responsible for all products and services provided by parties other than NCR and NCR's subcontractors, whether or not NCR recommended them or assisted in their evaluation, selection, or supervision. The failure of those products, services or their suppliers to meet the Customer's requirements will not affect the Customer's obligations to NCR under this Addendum.

7.0 RATES

7.1 NCR may increase the prices set out in any SOW or Order to reflect increases in its costs once every twelve months subject to 30 days written notice. The price increase shall not exceed the annual rate set out for UK Wages/Earnings, in the edition of The Economist magazine published for the month of the anniversary date of this Agreement. Where no edition of The Economist magazine is published for that month, or where the edition does not contain the UK Wages/Earnings rate, the previous edition of The Economist shall be used, and so on until a copy of The Economist containing the UK Wages/Earnings rate is located.

7.2 Rates do not include any Federal, state, county, or local sales, use, or other taxes however designated, whether levied on seller or buyer and whether based on price, charge, product, service, use, or this Addendum. Any such taxes and interest (if not due to NCR's delay) required to be paid by NCR will be added to the invoices. Any taxes to be paid by the Customer but in fact paid by NCR will be reimbursed to NCR upon request. In the event any taxes to be paid by the Customer but levied on NCR are not paid until audit, NCR may then invoice the Customer.

8.0 INVOICING AND PAYMENT

The Customer will pay NCR for services quarterly in advance, beginning on the Effective Date of this Addendum, or for Kiosks not installed on the Effective Date, on the date the Kiosk is installed and certified ready for use. NCR will. provide appropriate invoices 30 days prior to each payment due date. NCR will invoice the Customer for Per Call services as those services are rendered. Invoices for Per Call services are due and payable upon receipt. The Customer's failure to pay any invoice when due will entitle NCR to late payment fees or interest, or both, and to applicable collection costs (if any).

9.0 WARRANTY AND LIMITATION OF LIABILITY

9.1 NCR warrants that it will perform its obligations under this Addendum, and for the stated term of this Addendum, in a professional and workmanlike manner. NCR, at its expense, will promptly re-execute any Services that fail to conform to the requirements of this Addendum. If NCR is unable reasonably to do so, the fees the Customer paid for that portion of the Service will be refunded.

9.2 In the event NCR is required to perform maintenance services on a Kiosk as a result of damage or inoperability caused by the Customer's negligence, failure to comply with the terms of this Addendum, or failure to comply with agreed operational procedures, NCR reserves the right to bill the Customer for such services at its then-current time and materials rate.

10.0 TERMINATION

10.1 This Addendum may be terminated as set forth below:

      (a) By either party upon a material default by the other party in the performance of any of its obligations under this Addendum if it is not cured within 60 days after written notice by the non-defaulting party.

      (b) NCR may terminate in the event the Customer fail to pay after 10 days prior written notice by NCR of a payment being past due and if in that notice NCR indicates that this addendum is terminated if not paid. This right to terminate is in addition to NCR's rights under Section 8.0.

10.2 If NCR is not reasonably able to secure parts, documentation, training, or support necessary to fully perform its obligations under this Addendum for a particular class of non-NCR Kiosk, NCR may cancel this Addendum for that non-NCR Kiosk on 90 days written notice.
1

This Kiosk Services Addendum between TownPages UK Ltd ("the Customer") and NCR Limited ("NCR") is agreed to on 26th August, 1999 (the "Effective Date").


Signed:

The Customer                        NCR Limited


/s/ F.N. Lyndon - Skegges                         /s/ A. Moss
------------------------------              ------------------------------------

F.N. LYNDON -SKEGGES.                             A. Moss
------------------------------              ------------------------------------
Name Printed                                Name Printed

                                                              ------------------
                                                                  NCR Law/
                                                              Contracyt Mgmt.
                                                              ------------------
                                                              /s/ [ILLEGIBLE]
                                                              ------------------
                                                               Approved As To
                                                                 Legal Form
                                                              ------------------

                                                                      Appendix A
                             Kiosk SERVICES ADDENDUM
                             FIRST LINE MAINTENANCE

This Appendix describes the First Line Maintenance Services that NCR will provide the Customer.

1.0   SCOPE OF SERVICES

1.1 First Line Maintenance Service includes the following: clearing of paper jams; the general cleaning of the kiosk exterior; and printer paper replenishment within the same visit as specified in the Statement of Work section 4.1.

1.2 First Line Maintenance Service rates do not include the cost of, and the Customer will furnish and distribute to the Kiosks, all media and supplies or, upon request (and with sufficient notice), NCR will furnish media and supplies at NCR's then-current prices.

NCR LIMITED

STATEMENT OF WORK-- KIOSK SERVICES

                                  TownPages Ltd
                            TownPages Kiosk Project

The following constitutes the Statement of Work between NCR Limited ("NCR") and the Customer (TownPages) for contractual services provided to the Customer for the Managed service and First / Second Level Maintenance of Ci20 Kiosks, and supplements (a) the Master Agreement between the parties dated 26.8.99 ("Master Agreement") and the Kiosk Services Addendum. Neither NCR, nor those acting on its behalf, will be liable for any decisions made by the Customer or those acting on the Customers behalf in the development of any systems, products, or software solutions, unless NCR accepts such decision in writing.

1.0 PROJECT SCOPE

      This Statement of Work is for the support of the Ci2O Kiosk as described in section 4, Deliverables.

2.0 TERM

      Service delivery will be a three year term beginning on ________________, 19__, ("Start Date") and completing on ___________, 20__, ("End Date"). The Start Date and/or End Date may be delayed due to delays in executing this Statement of Work, availability of required hardware and software, availability of the Customers personnel, or changes to the Project Scope or functional specification. In addition to schedule changes, changes in the Project Scope or functional specification may result in additional charges.

3.0 NCR'S RESPONSIBILITIES

      NCR will perform the services as described in this Statement of Work.

4.0 SERVICE DELIVERABLES

4.1 First Line Maintenance includes:

      o Cleaning of kiosk exterior on a once per month visit, per kiosk and included on the same visit, a physical check of printer paper and replace where necessary. Scheduling and management of this service will be co-ordinated by NCR.

      o All paper to be supplied on an appropriate basis to NCR nominated sites by the Customer at the Customer's cost, subject to an agreed distribution and replacement process. The Customer shall also be responsible to ensure that appropriate levels of paper are stocked.

      o Repair of printer faults resulting from paper jams, between 0800-2000 Monday to Sunday (excluding UK Public and Bank holidays). Engineering response time on-site, being within eight hours from notification of equipment failure via the NCR Management Centre or by call placement to NCR by the Customer.

4.2 Second Level Maintenance encompasses attendance of NCR engineers to perform remedial maintenance activity (inclusive of associated parts and labour) to hardware failures, and will be performed on the following basis.

Hours of on-call engineering Hardware Maintenance cover is defined as:

         08:00 - 20:00 Monday to Friday
         08:00 - 20:00 Saturday
         08:00 - 20:00 Sunday
         (Excluding local Public and Bank Holidays)

Engineering response time on-site, being within eight hours from notification of equipment failure via the NCR Management Centre or by call placement to NCR by the Customer.

Repair time will be on a reasonable endeavours basis.

The above service level is based on 95% achievement of total calls placed. For performance measurement purposes, this will be measured by NCR on a quarterly basis.

4.3. NCR will provide service management (including remote monitoring of the kiosks) of the First Level and Second Level maintenance activities via the NCR Managed Service Centre. The NCR Managed Service Centre operation will provide these services, between the hours; defined below:

         08:00 - 20:00 Monday to Friday
         08:00 - 20:00 Saturday
         08:00 - 20:00 Sunday
         (Excluding local Public and Bank Holidays)

      The management centre will provide a monthly Management Information report detailing kiosk availability. NCR will conduct quarterly service reviews with the Customer to review service performance.

      Due to implementation requirements for the managed service, NCR and the Customer will agree upon the resource and implementation at a later date. The two phased approach once agree by both parties may include: NCR delivering managed services in terms of First Line Maintenance by 1 September 1999 and NCR delivering remote monitoring of the kiosk network via NCR's management centre by 1 October 1999.

4.4. NCR plan to perform one preventative maintenance visit per kiosk per year in conjunction with and following a standard repair call. Any time undertaken for such activity will not be included in repair time and any subsequent performance measurement. If no repair call has been placed within each 12 month period for each Kiosk, then preventative maintenance will be at NCR's discretion.

4.5. In the event that NCR discovers the Customers network infrastructure is configured in such a way that it requires NCR to incur addition cost, then NCR reserves the right to make an appropriate additional charge.

4.6. Excludes support of those items deemed consumable by the Original Engineering Manufacturer.

4.2 Second Level Maintenance encompasses attendance of NCR engineers to perform remedial maintenance activity (inclusive of associated parts and labour) to hardware failures, and will be performed on the following basis.

      Hours of on-call engineering Hardware Maintenance cover is defined as:

      08:00 - 20:00 Monday to Friday
      08:00 - 20:00 Saturday
      08:00 - 20:00 Sunday
      (Excluding local Public and Bank Holidays)

      Engineering response time on-site, being within eight hours from notification of equipment failure via the NCR Management Centre or by call placement to NCR by the Customer.

      Repair time will be on a reasonable endeavours basis.

      The above service level is based on 95% achievement of total calls placed. For performance measurement purposes, this will be measured by NCR on a quarterly basis.

4.3. NCR will provide service management (including remote monitoring of the kiosks) of the First Level and Second Level maintenance activities via the NCR Managed Service Centre. The NCR Managed Service Centre operation will provide these services, between the hours defined below:

      08:00 - 20:00 Monday to Friday
      08:00 - 20:00 Saturday
      08:00 - 20:00 Sunday
      (Excluding local Public and Bank Holidays)

      The management centre will provide a monthly Management Information report detailing kiosk availability. NCR will conduct quarterly service reviews with the Customer to review service performance.

      Due to implementation requirements for the managed service, NCR and the Customer will agree upon the resource and implementation at a later date. The two phased approach once agree by both parties may include: NCR delivering managed services in terms of First Line Maintenance by 1 September 1999 and NCR delivering remote monitoring of the kiosk network via NCR's management centre by I October 1999.

4.4. NCR plan to perform one preventative maintenance visit per kiosk per year in conjunction with and following a standard repair call. Any time undertaken for such activity will not be included in repair time and any subsequent performance measurement. If no repair call has been placed within each 12 month period for each Kiosk, then preventative maintenance will be at NCR's discretion.

4.5. In the event that NCR discovers the Customers network infrastructure is configured in such a way that it requires NCR to incur addition cost, then NCR reserves the right to make an appropriate additional charge.

4.6. Excludes support of those items deemed consumable by the Original Engineering Manufacturer.

4.7. Excludes support of those calls which are outside of those specified in the Kiosk Services Addendum and associated Statement of Work and hence chargeable at the then applicable NCR Time and Materials rates. The exception to this being the remedial repair of occurrences of paperjams within the kiosk printer mechanism, the repair of such occurrences being managed by NCR and at NCR's cost, as stated in point 2 above.

4.8.  Assumes all locations are mainland U.K.

4.9. The provision of service within this agreement does not include support of software.

5.0 PAYMENT SCHEDULE

      All prices within this schedule are exclusive of VAT.

5.1 Combined First and Second Level Maintenance plus Managed Service, as defined in section 4, per NCR Ci20 Kiosk is (pound)1,023.00 per annum.

 .1    Invoicing for service delivery will be quarterly in advance, on a pro-rata basis from installation.

 .1    Services charges are subject to annual review. NCR will inform the
      Customer of the annual review % to be applied, one month prior to the anniversary of each year of the contract. The annual review % notified will then be applied at the 12-month anniversary of each year of the contract.

6.0 CHANGE CONTROL PROCESS

6.1 The Change Control Process governs changes to the project scope during the life of the project. The purpose of this process is to standardise and optimise the evaluation, testing, and installation of new features and functionality during the project. The process will apply to new components and to enhancements of existing components. The Change Control Process will commence at the start of the project and will continue throughout the project's duration. Additional procedures and responsibilities may be outlined by the Project Manager, mutually accepted by both the NCR and the Customers Project Manager, and included in the baseline project plan.

6.2 The Customer and NCR will each nominate a Project Manager for the purposes of charge control.

6.3 A Change Request substantially in the form of Exhibit B-1 will be the vehicle for communicating any desired changes to the project. It will describe the change, the reason for the change, and the effect the change may have on the project. The Project Manager of the requesting party will submit a written Change Request to the Project Manager for the other party. The other party will formulate an initial response substantially in the form of Exhibit B-2.

6.4 Both NCR and the Customer will review the proposed Change Request and approve it for further study or reject it. The costs for the study, if any, will be agreed upon by both NCR and the Customer. If the study is agreed to, both NCR and the Customer will sign the Change Request as defined in Exhibit B attached hereto. This approves only the study and its related costs. The results of the study will be used to determine the effect that the implementation of the Change Request will have on the cost and schedule of the project.

6.5 Both NCR and the Customer must sign the approval portion of the Change Request to authorise the implementation of any change that affects the Project's scope, schedule, or price.

7.0 INITIAL START UP RECOVERY CHARGE

 .1    Initial start up costs are included within the Discount Adjustment charges defined in the Hardware Order between NCR and Townpages date 26th August 1999.

8.0 ORDER OF PRECEDENCE

8.1 This Statement of Work, together with its exhibits, the Addendum, and the Master Agreement, states all of the rights and responsibilities of, and supersedes all prior oral and written communications, between NCR and the Customer regarding this project.

8.2 In the event of any conflict, the order of precedence shall be (a) exhibits to this Statement of Work; (b) this Statement of Work; (c) the Kiosk Services Addendum, and (d) the Master Agreement.

Agreed and Accepted:

The Customer                            NCR Limited

By: /s/ J. R. Lyndon-Skeggs             By: /s/ A. Moss
   --------------------------------        -------------------------------------
Printed: J.R. Lyndon-Skeggs             Printed: A. Moss
        ---------------------------             --------------------------------
Title: Director                         Title: Director
      -----------------------------           ----------------------------------
Date: 22nd Aug '99                      Date: 26/8/99
     ------------------------------          -----------------------------------


                                                                 [SEAL]

                                                                 NCR Law/
                                                              Contract Mgmt.
                                                                [ILLEGIBLE]
                                                              Approved As To
                                                                Legal Form

                                                                       EXHIBIT A

                         PROJECT UPDATE /COMMUNICATIONS

NCR and the Customer acknowledge that regular communication among and between the Parties is essential to the Project's successful completion. The Parties agree that, in addition to normal, day-to-day communication, Project Updates will be held:

      monthly, every (first Tuesday in the month)

at:   10:30

via:  on-site meeting held at TownPages Ltd, 11 Market Square, Alton, Hampshire.

      GU34 1HD or teleconference, which will be initiated by NCR.

Expected duration is 2 hours. Both NCR's and the Customers Project Managers will determine who will participate in regular project updates.

The NCR Project Manager will issue minutes of the Project Updates. The minutes will include: attendee list, status of previously opened items, list of new items including person(s) responsible for resolution, and summary of the project's overall status. Other items will be added as appropriate.

Other meetings, correspondence, etc., will occur as necessary. The regular Project Update is not intended to eliminate or replace any other forms of communication between the Parties.

                                                                     EXHIBIT B-1

                               CHANGE REQUEST FORM
                             TownPages Kiosk Project

Requestor Name: __________________________________________________

Requestor Company Name: __________________________________________

Date Requested: __________________________________________________

Response Requested By: ___________________________________________

Change Requested:

The request should insert a detailed description of the change requested, the area of the project plan/schedule being modified, and the benefits of making the change.

Estimated Schedule Impact:

The requestor should provide an estimate of how the requested change will impact the project schedule.

Estimated Cost Impact:

The requestor should provide an estimate of how the requested change(s) will impact project costs.

Change Request Received:

By:______________________________________________________________

Company:_________________________________________________________

Date:____________________________________________________________

Change Request No.:______________________________________________

                                                                     EXHIBIT B-2

                                 CHANGE REQUEST
                            EVALUATION RESPONSE FORM

Change Request No.: ____________________________________________

Requestor Name: ________________________________________________

Review Date: ___________________________________________________

Request No. ________ has been:     _______ accepted without changes
                                   _______ accepted with modifications (see
                                           below)
                                   _______ redirected for further study
                                           (schedule and cost to be mutually
                                           agreed)
                                   _______ rejected

Modifications to Change Request:

Insert any changes that are made to this original Charge Request. identify, in detail, the changes to the scope of work, schedule and costs.

Schedule Revision:

Insert new dates (or attach revised project plan/schedule) which show the impact of the Charge Request, if any.

Cost Revision:

Additional Cost: (pound)________________________________________

Party Responsible for Cost: ____________________________________

Payment Due Date: ______________________________________________

Acceptance Criteria/Deliverables:_______________________________

Agreed and Signed:

The Customer                            NCR Limited

By:________________________________     By:_____________________________________
   The Customer Project Manager            NCR Project Manager

Date:______________________________     Date:___________________________________

NCR LIMITED

                                 HARDWARE ORDER

                                  TownPages Ltd
                             TownPages Kiosk Project

The following constitutes the Hardware Order between NCR Limited ("NCR") and the Customer (TownPages) for the Supply of Ci2O Kiosks, and supplements the Master Agreement between the parties dated 26.8.99 ("Master Agreement"). Neither NCR, nor those acting on its behalf, will be liable for any decisions made by the Customer or those acting on the Customers behalf in the development of any systems, products, or software solutions, unless NCR accepts such decision in writing.

1.0 PURCHASE OF HARDWARE

The Customer purchases from NCR 3,500 Kiosks at the price set out below per Kiosk (total price (pound)20,202,000). Subject to the cancellation provisions set out below, the Kiosks will be supplied by NCR and taken by the Customer in accordance with the dates set out below.

Any additional options will be charged as set out below. Payment for the Kiosks and any option will be in accordance with the Master Agreement.

Kiosks will be [delivered] to the Customer at [Location] in accordance with the call-off procedure set out in the Call Off Procedure, below.

"Kiosk" means NCR's Ci2O Kiosk as set out below.

The Customer acknowledges that per Kiosk price set out below is based on the Customer's order of 3,500 Kiosks, and that the Discount Adjustment set out below reflects a reduced unit price for reduced quantities actually purchased. List price of the base unit is (pound)11,360.

--------------------------------------------------------------------------------
     TownPages Ci2O Kiosk Description                    Supply Price Excel. VAT
--------------------------------------------------------------------------------
Ci2O Kiosk with standard panels (5920-2000-xxxx)
--------------------------------------------------------------------------------
2Gb EIDE hard drive
--------------------------------------------------------------------------------
3,5" 1,4Mb Flex drive
--------------------------------------------------------------------------------
24 x speed CD-ROM
--------------------------------------------------------------------------------
Stability foot (5920-F005-)
--------------------------------------------------------------------------------
15" active display touchscreen (5920-F032-)
--------------------------------------------------------------------------------
Pentium 200MHZ processor (5920-F022-)
--------------------------------------------------------------------------------
64MB memory (5920-F076-)
--------------------------------------------------------------------------------
80 Col thermal self service printer (5920-F563-)
--------------------------------------------------------------------------------
Platform NT (5920-F258-)
--------------------------------------------------------------------------------
                                                               (pound)5,772
--------------------------------------------------------------------------------

--------------------------------------------------------------------------
                      Options                                  Add(pound)
--------------------------------------------------------------------------

--------------------------------------------------------------------------
Rugged Keyboard (5920-F720-)                                      290
--------------------------------------------------------------------------
DIP 123 with Smart (5920-F297-)                                   300
--------------------------------------------------------------------------
40 Col thermal self service printer (5920-F209-)                  437
--------------------------------------------------------------------------
Pre-load Windows NT (5920-F258-)                                  180
--------------------------------------------------------------------------
Digital ISDN modem (5920-F053)                                    461
--------------------------------------------------------------------------

Prices identified for the above list of components only shall not be increased by NCR for the duration of the Contract, unless NCR receive price increases from any third party suppliers. In such an event the Customers price may be increased appropriately.

2.0 CALL OFF PROCEDURE

      The Customer will call as many units as required at any one time.

      Any options must be specified separately on each call off order and will be invoiced in addition to the units ordered.

      A separate order will be placed by the Customer for each batch, quoting on the order "subject to agreement between Customer and NCR dated xx/xx/xx" and specifying delivery information.

      Delivery times will be notified by NCR in writing at the time of each call off order placed by the Customer. NCR will use all reasonable efforts to deliver to the Customer within the time frames provided in the Customers delivery schedule.

3.0 PAYMENT SCHEDULE

      All prices are exclusive of VAT and delivery.

      In order to achieve discount the Customer will need to order the total number of Kiosks in each Period in accordance with the table below.

      Call off will be as required, but in order to achieve discount the Customer will by the end of each Period need to have called off the total number of Kiosks set out for each Period by the Final Delivery Date set out below.

-------------------------------------------------------------
Period      Total Units         Final               Total
               To Be     Delivery/installation      Order
            Ordered in          Date             Value (pound)
              Period
-------------------------------------------------------------
Initial        250         Up to 30/09/99         1,443,000
-------------------------------------------------------------
    1          250        1/10/99-31/12/99        1,443,000
-------------------------------------------------------------
    2         1,000        1/1/00-31/08/00        5,772,000
-------------------------------------------------------------
    3         2,000        1/9/00-31/08/01       11,544,000
-------------------------------------------------------------

-------------------------------------------------------------
Total         3,500              31/08/01        20,202,000
-------------------------------------------------------------

      Unless otherwise agreed in writing, NCR will invoice the Customer upon delivery of each Kiosk to the Customer. The Customer will pay all invoices in accordance with the Master Agreement.

4.0 REDUCED ORDERS

4.1 At the end of each Period, the amount of Kiosks actually ordered for delivery in that Period ("Actually Delivery") will be compared to the Total Units To be ordered Period. If the Actual Delivery is less than the Total Units To be ordered in the Period, then the Customer shall pay to NCR a sum reflecting the loss of earned discount (the "Discount Adjustment") in accordance with the calculation below. The Discount Adjustment will become due on the day immediately following the final delivery date as defined in section 3.0.

      Formula for Cancellation charges and Discount Adjustment:

       Discount Adjustment (up to 1500 units) = x*((pound)2873-((pound)2873*(x/1500))) where x is the total number of units delivered.

      Discount Adjustment (beyond 1500 units) = see section 4.2.

      In the event that the Customer fails to order the Total Units to be ordered for each Period by the Final Dates provided in clause 3.0, the Discount Adjustment detailed above shall be applied. However if at a later date the Customer reaches the Total Units before the next Period end then NCR shall issue the Customer with a credit note for that Discount Adjustment off-set against orders in the current Period.

4.2 If the Customer, within the period starting on the date of this Agreement and last call off of Kiosk from NCR (the "Exclusion Period"), purchases, rents, leases or otherwise obtains ("Purchases") a kiosk (or similar product) from a supplier other than NCR, then the Customer shall pay a Discount Adjustment as calculated by the Formula in 4.1 or (pound)500 x the no of Kiosks delivered, up to a maximum of (pound)500 x 1500, whichever charge is the greater.

4.3 Cancellation is only possible once 250 units have been delivered and payment received.

4.4 Cancellation charges after 250 units will be calculated using the Formula in 4.1.

4.5 The Customer shall pay the Discount Adjustment or Cancellation charge within 30 days of receipt of the invoice which will be issued on the first business day following the final delivery date as stated in the table above.

5 WORKING TOGETHER

5.1 NCR are looking forward to working with the Customer as a preferred channel partner for the Kiosk based community information within the UK public domain. We consider the Customer as our lead partner in kiosk solutions and propose to engage the Customer where possible.

5.1.1 NCR will state to customers for kiosk-based community information that the Customer is its UK preferred channel partner for kiosk based community information within the public domain. In the event that any customer prefers not to work with the Customer, then NCR reserves the right to work directly with that customer or through another channel partner. In addition, NCR will consider limiting sales of the Ci2O to specific Customer competitors for a specific period of time. The Customer must submit to NCR the specific names of the Customer competitors and NCR will consider this situation on a case by case basis and may enter into such an agreement at our sole discretion. The Ci2O is a generally available product that was not specifically designed for the Customer, and as a result can be sold to any customer unless specifically agreed to by NCR. If NCR agrees to limit sales to certain companies it will be for a specific period of time to be determined by NCR.

5.1.2 Where NCR is selected by councils or other authorities within the public domain to supply kiosks for their internal use, the Customer will be included as a supplier where reasonably possible but will not be given exclusivity.

5.1.3 NCR plans to work with the Customer to explore additional opportunities for co-operation.

6.0 CHANGE CONTROL PROCESS

      The Change Control Process will commence at the start of the project and will continue throughout the project's duration. Additional procedures and responsibilities may be outlined by the Project Manager, mutually accepted by both the NCR and the Customers Project Manager, and included in the baseline project plan.

      The Customer and NCR will each nominate a Project Manager for the purposes of change control.

      A Change Request substantially in the form of Exhibit B-1 will be the vehicle for communicating any desired changes to the project. It will describe the change, the reason for the change, and the effect the change may have on the project. The Project Manager of the requesting party will submit a written Change Request to the Project Manager for the other party. The other party will formulate an initial response substantially in the form of Exhibit B-2.

      Both NCR and the Customer will review the proposed Change Request and approve it for further study or reject it. The costs for the study, if any, will be agreed upon by both NCR and the Customer. If the study is agreed to, both NCR and the Customer will sign the Change Request as defined in Exhibit B attached hereto. This approves only the study and its related costs. The results of the study will be used to determine the effect that the implementation of the Change Request will have on the cost and schedule of the project.

      Both NCR and the Customer must sign the approval portion of the Change Request to authorise the implementation of any change that affects the Project's scope, schedule, or price.

7.0 ORDER OF PRECEDENCE

7.1 This Statement of Work, together with its exhibits, the Addendum, and the Master Agreement, states all of the rights and responsibilities of, and supersedes all prior oral and written communications, between NCR and the Customer regarding this project.

7.1 In the event of any conflict, the order of precedence shall be (a) exhibits to this Statement of Work; (b) this Statement of Work; (c) the Addendum, and (d) the Master Agreement.

Agreed and Accepted:

The Customer                            NCR Limited

By: /s/ J. R. Lyndon-Skeggs             By: /s/ A. Moss
   --------------------------------        -------------------------------------
Printed: J.R. Lyndon-Skeggs             Printed: A. Moss
        ---------------------------             --------------------------------
Title: Director                         Title: Director
      -----------------------------           ----------------------------------
Date: 22nd Aug '99                      Date: 26/8/99
     ------------------------------          -----------------------------------


                                                                 [SEAL]

                                                                 NCR Law/
                                                              Contract Mgmt.
                                                                [ILLEGIBLE]
                                                              Approved As To
                                                                Legal Form

                                                                       EXHIBIT A

                          PROJECT UPDATE/COMMUNICATIONS

NCR and the Customer acknowledge that regular communication among and between the Parties is essential to the Project's successful completion. The Parties agree that, in addition to normal, day-to-day communication, Project Updates will be held:

      monthly, every (first Tuesday in the month)

at:   10:30

via: on-site meeting held at TownPages Ltd, 11 Market Square, Alton, Hampshire. GU34 1HD or teleconference, which will be initiated by NCR.

Expected duration is 2 hours. Both NCR's and the Customers Project Managers will determine who will participate in regular project updates.

The NCR Project Manager will issue minutes of the Project Updates. The minutes will include: attendee list, status of previously opened items, list of new items including person(s) responsible for resolution, and summary of the project's overall status. Other items will be added as appropriate.

Other meetings, correspondence, etc., will occur as necessary. The regular Project Update is not intended to eliminate or replace any other forms of communication between the Parties.

                                                                     EXHIBIT B-1

                               CHANGE REQUEST FORM
                             TownPages Kiosk Project

Requestor Name: ___________________________________________

Requestor Company Name: ___________________________________

Date Requested: ___________________________________________

Response Requested By: ____________________________________

Change Requested:

The request should insert a detailed description of the change requested, the area of the project plan/schedule being modified, and the benefits of making the change.

Estimated Schedule Impact:

The requestor should provide an estimate of how the requested change will impact the project schedule.

Estimated Cost Impact:

The requestor should provide an estimate of how the requested change(s) will impact project costs.

Change Request Received:

By: ____________________________________________________

Company: _______________________________________________

Date: __________________________________________________

Change Request No.: ____________________________________

                                                                     EXHIBIT B-2

                                 CHANGE REQUEST
                            EVALUATION RESPONSE FORM

Change Request No.: ____________________________________

Requestor Name: ________________________________________

Review Date: ___________________________________________

Request No. ________ has been:    ________ accepted without changes
                                  ________ accepted with modifications (see
                                           below)
                                  ________ redirected for further study
                                           (schedule and cost to be mutually
                                           agreed)
                                  ________ rejected

Modifications to Change Request:

Insert any changes that are made to the original Charge Request. Identify, in detail, the changes to the scope of work, schedule and costs.

Schedule Revision:

Insert new dates (or attach revised project plan/schedule) which show the impact of the Change Request, if any.

Cost Revision:

Additional Cost:(pound)_________________________________

Party Responsible for Cost: ____________________________

Payment Due Date: ______________________________________

Acceptance Criteria/Deliverables:_______________________

________________________________________________________
Agreed and Signed:

The Customer                            NCR Limited

By:________________________________     By:_____________________________________
   The Customer Project Manager            NCR Project Manager

Date:______________________________     Date:___________________________________